UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 574-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Magellan Midstream Partners, L.P. (the “Partnership”) wishes to disclose its press releases dated May 27, 2004, filed herewith as Exhibits 99.1 and 99.2.

The non-generally accepted accounting principle financial measure of earnings per limited partner unit excluding refinancing costs is presented in the Partnership’s press release filed herewith as Exhibit 99.1. The components of this measure are computed by using amounts that are determined in accordance with generally accepted accounting principles (“GAAP”). As part of its press release information, the Partnership has provided a reconciliation of earnings per limited partner unit excluding refinancing costs to earnings per limited partner unit, which is its nearest comparable GAAP financial measure. The Partnership believes that investors benefit from this measure because it more clearly portrays the Partnership’s profitability as compared with prior earnings guidance given by the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC
its General Partner

Date: May 27, 2004	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

99.1	Copy of the Partnership’s press release dated May 27, 2004 regarding closing of equity offering.

99.2	Copy of the Partnership’s press release dated May 27, 2004 regarding the settlement of certain environmental indemnities.